UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 22, 2011

Date of Report (Date of earliest event reported)

KapStone Paper and Packaging Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33494	20-2699372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Skokie Boulevard, Suite 300, Northbrook, Illinois 60062

(Address of principal executive offices)

(847) 239-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement

On September 22, 2011, KapStone Kraft Paper Corporation (“KapStone”), a wholly owned subsidiary of KapStone Paper and Packaging Corporation (“Parent”), and KapStone’s newly formed, wholly owned subsidiary Pine Merger Corp. (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with U.S. Corrugated Acquisition Inc. (“USC”), Dennis Mehiel (the Chairman of the Board of Directors of USC), as the representative of certain of the equity holders of USC and for the limited purpose of certain provisions of the Merger Agreement (“Mr. Mehiel”), and Dennis Dorian Mehiel (the Chief Executive Officer and Chief Operating Officer of USC), for the limited purpose of certain provisions of the Merger Agreement. Pursuant to the Merger Agreement, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into USC (the “Merger”), with USC surviving as a wholly owned subsidiary of KapStone (the “Surviving Corporation”). USC is a privately-held corporation which, through its subsidiaries, operates a recycle paper mill in Cowpens, South Carolina and 20 converting facilities across the eastern and midwest United States.  Six of such converting facilities (and certain related assets) will be disposed of (the “Disposition”) by USC (in part to one purchaser and in part to a second purchaser, each of which purchasers will be an affiliate of Mr. Mehiel (together, the “Disposition Purchasers”)) prior to closing and will not be acquired by KapStone.  The Board of Directors of each of Parent, KapStone and USC have approved the Merger and the requisite percentage of common stockholders of USC have executed written consents sufficient to adopt the Merger Agreement.

KapStone will pay an aggregate cash purchase price of approximately $330 million, subject to an adjustment based on net working capital at closing, to the equity holders of USC at the closing.  The aggregate cash purchase price shall be reduced dollar-for-dollar for indebtedness outstanding at closing, certain bonus and severance payments to employees and former employees, unpaid transaction expenses of USC and the costs of implementing certain physical improvements at certain USC facilities, and shall be increased dollar-for-dollar for cash on hand at closing.  A portion of the aggregate cash purchase price will be placed into escrow to fund certain limited indemnity obligations of the pre-Merger common stockholders of USC to the Surviving corporation.

Consummation of the Merger, which is expected to close in late October 2011, is subject to various conditions, including, among others, (1) the absence of legal impediments, (2) the waiver or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of any necessary approvals under non-U.S. competition statutes, (3) the absence of a material adverse effect on USC during the period between the date of the Merger Agreement and the closing, (4) the completion of the Disposition and (5) the receipt of certain consents from third parties. The Merger is also subject to a number of other conditions set forth in the Merger Agreement.

In addition, KapStone’s obligation to close the acquisition and effect the Merger is subject to a financing condition, but KapStone must use commercially reasonable best efforts to obtain certain financing prior to the closing.  KapStone has received financing commitments from Bank of America, N.A. and Barclays Capital to provide sufficient funds to finance the transactions contemplated by the Merger Agreement, including the payment of the aggregate purchase price.  The availability of financing pursuant to such commitments is subject to various customary conditions, including no material adverse change and the consummation of the Merger.

Pursuant to the terms of the Merger Agreement, upon execution thereof, KapStone paid a $15 million deposit (the “Deposit”) to a deposit agent to be held in escrow on behalf of USC.  If the Merger Agreement is terminated due to an uncured breach by KapStone or due to a failure to close by December 31, 2011 (such date subject to extension in certain circumstances) resulting from KapStone’s failure to obtain financing, the Deposit will be paid over to USC upon such termination.  The Merger Agreement also contains certain other termination provisions.

The Merger Agreement contains customary representations, warranties and covenants made by each of the parties thereto.  USC has agreed, among other things, to continue to run its business in the ordinary course during the period between the date of the Merger Agreement and the closing, and that it shall not solicit alternative transactions or enter into any discussions concerning any alternative transaction.  The Merger Agreement also contains covenants and closing conditions relating to the execution and delivery of certain related ancillary agreements at the time of closing, including an escrow agreement to hold funds as the exclusive remedy for the indemnity obligations of the pre-Merger common stockholders of USC, a transition services agreement whereby the Surviving Corporation will provide certain services to the Disposition Purchasers and a reciprocal restrictive covenants agreement pursuant to which Parent and its affiliates, on the one hand, and the Disposition Purchasers, Dennis Dorian Mehiel, Mr. Mehiel and their respective affiliates, on the other, agree to certain limited non-solicitation and non-competition covenants.  The Merger Agreement also provides that KapStone, on the one hand, and the pre-Merger common stockholders of USC, on the other, are obligated, subject to certain significant limitations (including applicable deductible amounts, maximum dollar amounts and limited time periods), to indemnify each other under the Merger Agreement for certain specified matters as set forth in the Merger Agreement.

The Merger Agreement is a contractual document that establishes and governs the legal relations between the parties thereto with respect to the transactions described in this Current Report on Form 8-K.  The Merger Agreement is not intended to be a source of factual, business or operational information about any of the parties thereto.  The representations, warranties, covenants and agreements made by the parties in the Merger Agreement were made solely for the benefit of the parties thereto and (1) were not intended to be treated as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate, (2) may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement, (3) may apply contract standards of “materiality” that are significantly different from “materiality” under the applicable securities laws or common usage of such term and (4) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement. Accordingly, you should not rely on the representations and warranties contained in the Merger Agreement as statements of factual information or for any other purpose.

The foregoing description of the Merger Agreement does not purport to describe all of the terms of such agreement and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01               Regulation FD Disclosure

On September 22, 2011, Parent issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, announcing the execution of the Merger Agreement.

On September 23, 2011, the management of KapStone will participate in a conference call discussing the Merger Agreement. A copy of the presentation materials used in the call is furnished as Exhibit 99.2 of this report.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

2.1*

Agreement and Plan of Merger, dated as of September 22, 2011, by and among KapStone Kraft Paper Corporation, U.S. Corrugated Acquisition Inc., Pine Merger Corp., Dennis Dorian Mehiel, for purposes of Section 10.3, and Dennis Mehiel, for purposes of Section 10.3 and as the Representative

99.1	Press release of KapStone Paper and Packaging Corporation, dated September 22, 2011

99.2	Presentation Materials of KapStone Paper and Packaging Corporation, dated September 22, 2011

*

Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any such omitted schedule and exhibit to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 22, 2011

KAPSTONE PAPER AND PACKAGING CORPORATION

By:	/s/ Roger W. Stone
Name:	Roger W. Stone
Title:	Chief Executive Officer and Chairman of the Board

EXHIBIT INDEX

Exhibit No.	Description
2.1*

Agreement and Plan of Merger, dated as of September 22, 2011, by and among KapStone Kraft Paper Corporation, U.S. Corrugated Acquisition Inc., Pine Merger Corp., Dennis Dorian Mehiel, for purposes of Section 10.3, and Dennis Mehiel, for purposes of Section 10.3 and as the Representative

99.1	Press release of KapStone Paper and Packaging Corporation, dated September 22, 2011

99.2	Presentation Materials of KapStone Paper and Packaging Corporation, dated September 22, 2011

*      Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any such omitted schedule and exhibit to the Securities and Exchange Commission upon request.